Exhibit 10.1

AMENDMENT
TO
2021 EQUITY INCENTIVE PLAN

Section 4.1 Authorized Number of Shares, shall be amended and restated in its entirety to read as follows:

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a)	4,055,655 shares; plus

(b)	an annual increase to be added as of the first day of the Company’s fiscal year equal to the least of (i) 15% of the outstanding Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year, or (ii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan; plus

(c)	(i) any authorized shares reserved and available for issuance, and not issued or subject to outstanding awards, under the Company’s 2013 Equity Incentive Plan (the “Prior Plan”) on the Effective Date shall cease to be set aside and reserved for issuance pursuant to the Prior Plan, effective on the Effective Date, and shall instead be set aside and reserved for issuance pursuant to the Plan and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares) shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 567 shares pursuant to clauses (i) and (ii) of this paragraph (c), subject to adjustment from time to time as provided in Section 15.1.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.